Exhibit 99.1

AMUNDI US ANNOUNCES PROPOSED TRANSACTION RELATING TO

PIONEER CLOSED-END FUNDS

FOR IMMEDIATE RELEASE

July 19, 2024

Boston, Massachusetts— Amundi US today announced a proposed transaction affecting the following Pioneer closed-end funds:

•	Pioneer Diversified High Income Fund, Inc. (NYSEAMER: HNW)

•	Pioneer Floating Rate Fund, Inc. (NYSE: PHD)

•	Pioneer High Income Fund, Inc. (NYSE: PHT)

•	Pioneer Municipal High Income Advantage Fund, Inc. (NYSE: MAV)

•	Pioneer Municipal High Income Fund, Inc. (NYSE: MHI)

•	Pioneer Municipal High Income Opportunities Fund, Inc. (NYSE: MIO)

Amundi Asset Management US, Inc. (the “Adviser”), each fund’s investment adviser, is currently an indirect, wholly-owned subsidiary of Amundi. On July 9, 2024, Amundi announced that it had entered into a definitive agreement with Victory Capital Holdings, Inc. (“Victory Capital”) to combine the Adviser with Victory Capital, and for Amundi to become a strategic shareholder of Victory Capital (the “Transaction”). Victory Capital is headquartered in San Antonio, Texas. The closing of the Transaction is subject to certain regulatory approvals and other conditions. There is no assurance that the Transaction will close.

The closing of the Transaction would cause each fund’s current investment advisory agreement with the Adviser to terminate. Under the terms of the Transaction, the fund’s Board of Directors will be asked to approve a new investment advisory agreement for the fund with Victory Capital Management Inc., an affiliate of Victory Capital. If approved by the Board, the fund’s new investment advisory agreement will be submitted to the shareholders of the fund for their approval. There is no assurance that the Board or the shareholders of the fund will approve the new investment advisory agreement.

The funds are closed-end investment companies. Five of these funds trade on the New York Stock Exchange (NYSE) under the following symbols: PHD, PHT, MAV, MHI, and MIO; HNW trades on the NYSE American (NYSEAMER).

About Amundi US

Amundi US is the US business of Amundi, Europe’s largest asset manager by assets under management and ranked among the ten largest globally1. Boston is one of Amundi’s six main global investment hubs2 and offers a broad range of fixed-income, equity, and multi-asset investment solutions in close partnership with wealth management firms, distribution platforms, and institutional investors across the Americas, Europe, and Asia-Pacific.

With our financial and extra-financial research capabilities and long-standing commitment to responsible investment, Amundi is a key player in the asset management landscape. Amundi clients benefit from the expertise and advice of 5,5003 team members and market professionals in 35 countries3. A subsidiary of the Crédit Agricole group and listed on the Paris stock exchange, Amundi currently manages approximately $2.286 trillion of assets3.

Amundi, a Trusted Partner, working every day in the interest of our clients and society

www.amundi.com/us

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[1]	Source: IPE “Top 500 Asset Managers” published in June 2024, based on assets under management as of December 31, 2023.
[2]	Boston, Dublin, London, Milan, Paris, and Tokyo
[3]	Amundi data as of 3/31/2024

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Amundi US’s and the Pioneer Funds’ control and could cause actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. Although it is not possible to identify all such risks and factors, they include, among others, the risk that conditions to closing will fail to be satisfied and that the transaction will fail to close on the anticipated timeline, if at all.

Shareholder Inquiries: Please contact your financial advisor or visit www.amundi.com/us.

Broker/Advisor Inquiries Please Contact: 800-622-9876

Media Inquiries Please Contact: Geoff Smith, 617-504-8520

Amundi Distributor US, Inc., Member SIPC

60 State Street, Boston, MA 02109

©2024 Amundi Asset Management US, Inc.